1299 Farnam Street Suite 530 Omaha, NE 68102, USA O +1 402 344 6100 June 1, 2018 F +1 402 344 6101 www.rsmus.com Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read United Insurance Holdings Corp.’s statements included under Item 4.01 of its Form 8-K filed on June 1, 2018 and we agree with such statements concerning our firm.